(This is a summary translation to be used for reference only)

Exhibit 10.20

Medium-to-Small Sized Enterprise Financing Service Contract

S/N: 99062011297190

Parties to the Contract:

Party A: Trunkbow Asia Pacific (Shandong) Company Limited

Legal Representative: HOU Wanchun

Telephone: 0531-89706000

Party B: China Minsheng Banking Corp., Ltd., Dalian Division

Legal Representative: ZHAO Hui

Telephone: 82808234

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Comprehensive Credit Facility Terms and Conditions

This is the component part of the “Medium-to-Small Sized Enterprise Financing Service Contract” (hereinafter, “This Contract”).

I.	Amount and Type of the Credit Facility

Article 1 During the effective term of this credit facility, the maximum amount of credit for which Party A may apply to Party B is RMB 50,000,000.00 (Fifty Million).

Article 2 Type: The amount of credit hereunder means the amount after excluding the security deposit and other items of equal value; i.e., the equivalent amount used after Party A and other third party provides the security deposit and other items of equal value will not be counted as part of this above amount.

Article 3 The amount of credit hereunder can be used as working capital loan.

II.	Term of the Credit Facility

Article 4 The effective term of the maximum amount of credit facility is one year, from November 9, 2011 to November 8, 2012.

III.	Use of the Credit Facility

Article 5 During the term of the credit facility and within the maximum amount, Party A may use the amount of credit in one sum or separately; Party B shall have the right to determine , based on the circumstances, the amount of credit, business type for which the amount is to be used, term and total amount.

Article 6 The cumulative amount of credit used shall not exceed the maximum amount of credit at any time during the term of the credit facility. Party A may apply for use of such amount of credit that has been repaid; any unused amount during the term of the credit facility will be cancelled automatically upon the expiration of the term of the credit facility.

Article 7 Party A must apply for the use of the credit during the term of the credit facility and the starting date of use for each amount of credit shall not be later than the expiration date of the term of the credit facility. If bank acceptance notes/discounted commercial bills/letters of guarantee are issued for the credit type provided herein, the dates of issuance of such bank acceptance notes/discounted commercial bills/letters of guarantee issued by Party B shall not be later than the expiration date of the term of the credit facility.

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Article 8 Only upon satisfaction of all of the following conditions will Party B approve Party A’s application for credit, except when Party B decides to waive such conditions:

(1)	Party A has provided to Party B the requested documents, including but not limited to: Party A’s business permit (inspected and approved annually), organization code certificate and tax registration; Party A’s current and effective articles of incorporation; copies of the company legal representative’s legal representative document and personal ID.
(2)	All the guarantee documents for this credit facility have become effective and the pledge and the pledgee’s right have been established.
(3)	There is no event of breach on Party A’s part, or, if there is, such event of breach has been resolved to Party B’s satisfaction.
(4)	Satisfaction of legal requirements and other conditions requested by Party B.

IV.	Change and Management of the Amount of Credit

Article 9 Party B shall have the right to inspect at any time the use of credit hereunder by Party A and, if there is any occurrence of the situations set forth in Article 4 of the Rider attached hereto, to adjust the term and amount of the credit facility.

Article 10 During the term of the credit facility, if Party A fails to perform its obligations hereunder, Party B shall have the right to suspend and deny the use of the remaining amount of the credit.

Article 11 All credit facility with the term of longer than one year must still pass Party A’s annual credit investigation.

Article 12 All remaining amount of credit provided in any Comprehensive Credit Facility Contract or other contracts executed prior to the execution of This Contract will be [ ] included in/[ ] excluded from the maximum amount of credit hereunder.

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Working Capital Loan Terms and Conditions

This is the component part of the “Medium-to-Small Sized Enterprise Financing Service Contract” (hereinafter, “This Contract”).

I.	Purpose of the Loan

Article 1 The purpose of the loan hereunder: purchasing internet equipment and software supporting equipment, etc. Party A shall not use the loan for any other purpose without Party B’s written approval.

II.	Amount and Term of the Loan

Article 2 The amount of the loan is the revolving amount of credit in RMB granted under Comprehensive Credit Facility, and its term and maximum are the same as that of the credit facility.

Article 3 Party A may apply for use of such amount of credit that has been repaid within the maximum amount and during the term of the credit facility; if Party A has any act of breach, Party B shall have the right to cancel any unused amount of credit at any time; any unused amount during the term of the credit facility will be cancelled automatically upon the expiration of the term of the credit facility.

III.	Calculation of Interest

Article 4 Calculation of Interest

(1)	The interest of the loan hereunder is 8.856%, i.e., floated 35% upward from the benchmark lending rate published by the People’s Bank of China and corresponding to the term of the loan hereunder on the execution date of This Contract.
(2)	The calculation of interest will start on the day when the loan amount is deposited into Party A’s account set up in accordance with AR7, Article 8 and Article 9 herein with Party B. Party A must make interest payment on the interest settlement day of each month.
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(3)	The interest is calculated day and settled monthly and the settlement date is the 20th of each month, but the last settlement date is the due date for the loan.
(4)	If Party A fails to repay the loan principal when it is due, Party B shall charge a past-due interest at the rate floated upward by 50% from the interest rate for the loan hereunder; if Party A fails to pay interest and past-due interest on time, Party B shall charge compound interest at the past-due rate based on the number of days past-due on the cumulative basis month by month.
(5)	If Party A uses the loan for any purpose other than provided herein, Party B shall charge penalty interest for such breach at the rate floated upward by 100% from the interest rate for the loan hereunder; if Party A fails to pay penalty interest on time, Party B shall charge compound interest at the past-due rate based on the number of days past-due on the cumulative basis month by month.
(6)	If, after the release of the loan hereunder, the People’s Bank of China adjusts the benchmark lending rate mentioned above, the interest rate for the loan hereunder will automatically be adjusted in accordance with the float ratio specified in Article 4(1); for any portion of the loan that has already been released at the time of such adjustment, the adjusted rate will become effective on day following the first interest settlement date after such adjustment. And al past-due interest rate and penalty interest rate will be adjusted correspondingly after such adjustment.

IV.	Release and Payment of the Loan

Article 5 Party A must withdraw the loan hereunder in full in one sum.

Article 6 At the time of withdrawing the loan, Party A must satisfy the following conditions and submit to Party B the application for withdrawal 3 business days in advance:

(1)	Party A has provided to Party B the requested documents, including but not limited to:
a.	Party A’s business permit (inspected and approved annually), organization code certificate and tax registration; Party A’s current and effective articles of incorporation; copies of the company legal representative’s legal representative document and personal ID.
b.	List of Party A’s directors and those senior managers responsible for loan matters and their signature samples.
c.	Board resolution/shareholder meeting resolution in connection with this loan and with authorization of the execution of This Contract and related documents.
d.	Withdrawal application signed by Party A.
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e.	If self-payment method is adopted for the loan hereunder, the report on the use of the loan withdrawn previously after the first release of the loan.
(2)	Party A has processed administrative permits, approval and registration and other legal procedures in connection with this loan in accordance with the relevant laws and regulations.
(3)	All the guarantee documents for this credit facility have become effective and the pledge and the pledgee’s right have been established.
(4)	There is no event of breach on Party A’s part, or, if there is, such event of breach has been resolved to Party B’s satisfaction.
(5)	The representations and warranties made by Party A are true, accurate and valid.
(6)	No material adverse change in Party A’s financial situation.

Article 7 Release of the Loan

Party B will release the approved loan by depositing the loan amount into Party A’s loan account and start the calculation of interest on the day of such release. Party A’s loan account is set up with Dalian branch office of Minseng Banking Corporation solely for this purpose (Account No.: 0607014910000260).

Article 8 Loan Payment Management Plan

(1)	Full entrusted payment method is adopted for the loan hereunder.
(2)	Entrusted payment means that Party B, upon completion of review of “Withdrawal/Payment Application” submitted by Party A in the form of Attachment 3 in accordance with the requirements therein and other relevant documents, will pay the corresponding loan amount directly to Party A’s trading party through Party A’s loan account.
(3)	In the course of the loan amount payment, if there is deterioration of Party A’s credit worthiness or profitability or other abnormal use of the loan, Party B shall have the right to reduce the limit of loan amount under the entrusted payment method and shall also have the right to suspend the release and payment of the loan.

Article 9 Payment of the Loan

With each amount to be paid out from the loan account, Party A must submit “Withdrawal/Payment Application” in the form of Attachment 3 in accordance with the requirements therein and other relevant documents to Party B for review and approval before Party B makes payment. Party B shall have the right to refuse the payment if Party A’s application fails to meet required conditions, with Party A bearing the resulting liability, if any.

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V.	Repayment of the Loan

Article 10 Repayment of the Loan

(1)	Party A must repay the loan principal in one sum when the loan is due.
(2)	Party A designates the account, with account No. 060701418000428, set up with Dalian branch office of Minseng Banking Corporation as the loan repayment account.
(3)	The actual loan withdrawal date shall be based on that recorded in the corresponding loan IOU. The due date for any amount of loan shall be determined by the following method:
(a)	If the loan principal is to be repaid in one sum, the due date for that amount of loan will be automatically adjusted in accordance with the term of the credit facility and the date of the first actual withdrawal.
(b)	If the loan principal is to be repaid in installments, the due date for that amount of loan will be automatically adjusted in accordance with the term of the credit facility and the date of the first actual withdrawal; but the due date for other amount of loan withdrawn will not be adjusted.
(4)	If the due date for the loan principal is a statutory holiday, then the due date will be extended to the following business day along with the calculation of interest. If the interest settlement date is a statutory holiday, then the interest settlement date will be extended to the following business day along but the calculation of interest is still cut off on the interest settlement date.
(5)	If the balance in the loan repayment account is insufficient for the repayment of the loan principal and interest, Party B shall have the right to deduct any amount corresponding to the loan principal due, interest, penalty interest, compound interest and other fees payable directly from Party A’s other accounts set up with Party B and Party A shall bear all resulting loss and consequences.
(6)	Party B agrees that Party A may repay the loan in advance without penalty but Party A must submit written application for advance repayment 10 business days in advance.
(7)	If Party A desires to extend the term of the loan, Party A must submit written application for extension 30 business days prior to the expiration date of the term of the loan.

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VI.	Special Provisions on Liabilities for Breach

Article 11 Upon the occurrence of any of the following, Party A shall be considered in breach:

(1)	Party A fails to process loan withdrawal procedures at the time stipulated herein and such delay is 30 days or more past the stipulated time; Party B shall have the right to charge penalty interest based on the number of days of delay and to terminate This Contract.
(2)	Party A fails to pay any amount due or payable in accordance with the provisions herein.
(3)	Party A uses the loan for purposes other than specified herein or fails to withdraw or pay out the loan amount.
(4)	Party A uses any means to avoid the requirements under the entrusted payment method.
(5)	Party A’s loan account and loan repayment account is frozen or withheld by regulatory authorities or Party A is involved in litigation, arbitration, administrative sanction or other judicial procedures.
(6)	Party A experiences material adverse change in its financial situation or fails to maintain certain financial indicators provided herein.
(7)	Other material adverse changes and such changes cannot be remedied within a specific time required by Party B.

Upon the occurrence of the above, Party B shall have the right to declare the loan amount immediately due, recall any amount already released and suspend any future release of the loan in addition to the other entitled rights.

Article 12 This Working Capital Loan Terms and Conditions have the following attachments:

Attachment 1: Schedule of Withdrawal Dates and Amount of the Loan. [N/A]

Attachment 2: Schedule of Repayment Dates and Amount of the Loan. [N/A]

Attachment 3: Withdrawal/Payment Application. [Not translated]

Attachment 4: Financial Indicators. [N/A]

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Rider

This is the component part of the “Medium-to-Small Sized Enterprise Financing Service Contract” (hereinafter, “This Contract”).

I.	Guarantee

Article 1 In addition to the security deposit, pledge and other form of guarantee provided separately herein, there are following guarantees on the debt created hereunder:

Guarantee:	Maximum Amount Guarantee Contract (S/N: 99062011B97190)

Pledge:	Maximum Amount Pledge Contracts (S/N: 99062011D97190, 99062011D97190-1 and 99062011D97190-2)

Other:	Maximum Amount Accounts Receivable Pledge Contract (S/N: 99062011Z97190)

II.	Promises and Warranties

Article 2 Party A promises and warrants:

(1)	Party A is a legal person established in accordance with the law of the PRC and has the capacity and power to conduct civil activities and to bear civil responsibility for its actions. Party A has obtained all due approval and authorization necessary for the execution of this contract.
(2)	All the documents, financial statements and representations provided in accordance with the law and at Party B’s request in connection with this loan are valid, legal, truthful, accurate and complete, reflect Party A’s financial and operation condition and, since the execution of This Contract, there has been no adverse change in Party A’s financial and operation condition. The execution of This Contract and the performance of the obligations hereunder will not violate Party A’s current Articles of Incorporation and internal policies nor any other binding contracts to which Party A is a party.
(3)	The information on the type of business and products in the application are true, valid and legal and there is no omission of any material facts.
(4)	At the time of execution of This Contract, there is no litigation, arbitration, administrative sanction or other judicial proceeding or other potential material dispute involving Party A. If, before the loan is repaid, there is any occurrence of any the above, Party A will notify Party B in writing within 5 business days or 5 business days in advance prior to any likely date of such occurrence.
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(5)	Party A does not have any material debt or potential debt not already disclosed to Party B. At the time of execution of This Contract, there is no activity of breach set forth in Article 5 of this Rider, no act violating any law, statutes, regulations applicable to this loan or violating any other contract, agreement and covenant to which Party A is a party. And the execution of This Contract and the performance of the obligations hereunder will not violate Party A’s current Articles of Incorporation and internal policies nor any other binding contracts to which Party A is a party.
(6)	Party A will maintain confidentiality on all financial information, technical data and other business/operation material about Party B obtained during the course of the loan negotiation, including the contents of This Contract and other commercial secrets.
(7)	Party A has obtained all business and administrative permits, approval, authorization and registration and other legal procedures in connection with this loan and warrants that such documents remain valid.
(8)	Party A accepts Party B’s examination and supervision regarding the use of the loan.
(9)	Party A will assist Party B in its monitoring of Party A’s operation and financial conditions and provide financial or loan performance reports promptly at Party B’s request.
(10)	Party A will notify Party B immediately in writing if there is any occurrence of change adversely affecting its normal operation or performance of its obligations hereunder, including the occurrence of any events set forth in Article 4 of this Rider.
(11)	If there is any external investment, M&A, spin-off, equity restructuring, joint capital or joint venture or joint operation, contracting or lease, external investment, substantial increase of debt financing, change in the scope of operation and registered capital, bankruptcy or liquidation, that may affect Party B’s rights and interests, Party A must notify Party B in writing 30 days in advance and obtain Party B’s written approval before any of such activities can be conducted.
(12)	If Party A provides guarantee to any third party, Party A must notify Party B and obtain Party B’s prior written approval.
(13)	Party A promises not to dispose of any material assets without Party B’s approval.
(14)	During the term of the loan, Party A must notify Party B in writing of any change in its legal name, legal representative, important personnel change, address or telephone or fax numbers within 7 days of such change.
(15)	If Party A wants to transfer any debt obligations hereunder to any third party, Party A must notify Party B and obtain Party B’s prior written approval.
(16)	Party A must notify Party B promptly if there is any occurrence of material adverse change that affects its ability to perform the obligations hereunder.
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(17)	Party A promises to use the loan only for the purposed specified herein.

III.	Other Rights and Obligations

Article 3 Other Rights and Obligations

(1)	Party A will perform its obligations hereunder in accordance with the law and the provisions regarding the specific type of financing service; Party B shall have the right to examine the loan payment management and situation at any time and request Party A to provide relevant reports and documents.
(2)	Party A must provide truthful financial reports and information on the balances of all its bank accounts at Party B’s request during the term of the loan.
(3)	If there is any guarantee, Party A must notify Party B immediately if the guarantor violates any obligations and promises under the guarantee contract or loses its ability to provide guarantee, or if there is any material reduction of the value of any items pledged as guarantee, and provide additional guarantee to Party B’s satisfaction.
(4)	Party B shall have no obligation to perform any of the obligations hereunder before Party A or its guarantor completes the execution of guarantee contract(s) and the establishment of the corresponding pledge.
(5)	Unless otherwise stipulated between Party A and Party B, Party A must be responsible for all fees in connection with This Contract and the associated guarantee/pledge contracts, including but not limited to litigation fee, arbitration fee, appraisal fee, registration fee, insurance fee, assessment fee, certification fee, traveling expenses and other fees incurred during the course of realizing Party B’s claims and pledgee rights.

IV.	Adjustment of Loan Amount and Acceleration of Loan Due Date

Article 4 Upon the Upon the occurrence of any of the following, Party B shall have the right to adjust the loan amount, declare immediately due or recall any amount of the loan already released and suspend any future release of the loan:

(1)	Party A experiences material deterioration in its operations or has already experienced major business difficulties.
(2)	Any material market changes relevant to Party A’s operations.
(3)	Major adjustment of the relevant government policies.
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(4)	Party A has breached its promises or warranties made in other contracts to which it is a party and Party A’s debts therein have been declared immediately due by other creditors.

V.	Liabilities for Breach

Article 5 Upon the occurrence of any of the following, Party A shall be considered in breach:

(1)	Party A fails to completely and properly perform any of its promises, obligations, warranties or responsibilities hereunder.
(2)	Party A’s guarantor fails to completely and properly perform any of its promises, obligations, warranties or responsibilities under the associated guarantee contract or under other guarantee contracts to which it is a party.
(3)	Party A fails to completely and properly perform any of its promises, obligations, warranties or responsibilities under other loan contracts to which it is a party, or Party A has already been involved in litigation, arbitration or enforcement procedures which, in Party B’s view, will adversely affect Party A’s ability to perform This Contract.
(4)	There is any change in the guarantee hereunder that will adversely affect Party B’s claims, including but not limited to loss of validity, revocation/cancellation of the guarantee contract, complete or partial loss of the guarantor’s ability to provide guarantee, damage, disappearance, reduction of value of the items/properties pledged as guarantee and Party A fails to provide additional guarantee to Party B’s satisfaction.
(5)	Party A or its guarantor has expressed its willingness to perform its obligation under the guarantee contract either in writing or through its actions.
(6)	Party A provides false balance sheets, profit and loss statements and other important financial reports or withholds material facts therein, or refuses to accept Party B’s examination and supervision of its operation, production and financial activities.
(7)	Party A transfers assets, evades payments of taxes and debts or conducts other activities that will harm Party B’s rights and interests.
(8)	Party A violates other obligations hereunder.

Article 6 If Party A commits act of breach, Party B shall have the right, in addition to the right to adjust the loan amount, declare immediately due or recall any amount of the loan already released and suspend any future release of the loan, to demand Party A to pay penalty interest, compound interest, past-due interest and pay for default and compensation damages and other losses.

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Article 7 If any of Party A’s or its guarantor’s obligations or responsibilities are due, Party B shall have the right to deduct appropriate amount directly from Party A’s other accounts set up with Party B as repayment and to dispose Party A’s assets placed under Party B’s custodianship and use the proceeds from such disposition as repayment without any responsibility for the resulting losses suffered by Party A.

Article 8 Unless otherwise stipulated elsewhere, Party B shall use the proceeds from exercising its creditor/pledgee rights to satisfy its creditor’s claims in the following order: (1) fees incurred from the realization and exercising of its claims and rights; (2) damage and loss compensation; (3) default damages; (4) compound and penalty interests; (5) past-due interest; (6) interest; (7) principal; (8) other amounts payable. And Party B shall have the right to change the aforementioned order.

VI.	Notices

Article 9 Unless otherwise stipulated elsewhere, any notice sent by Party B to Party A shall be considered received if it is sent by telex, telegram or fax or courier, or received three days after it is posted in registered mail.

Article 10 If Party A fails to notify Party B of any change in its contact information, all notices sent by Party B to Party A shall be considered received if they are sent in the manner specified herein, and Party A shall bear all responsibility for its failure to provide such notice of change.

VII.	Resolution of Dispute

Article 11 All disputes in connection with This Contract must be resolved through consultation; if such consultation fails, the dispute shall be submitted to the people’s court at Party B’s location for resolution.

VIII.	Contract Effectuation

Article 12 This Contract shall become effective upon execution by both Party A and Party B.

Article 13 The component parts selected and the Rider shall constitute the complete provisions of This Contract.

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IX.	Others

Article 14 The content following any “[   ]” represents optional content, which can be selected by placing a “check” the “[   ]”; for any content not selected, a “x” must be placed in the “[   ]” proceeding such content.

Article 15 All contract names and section titles herein are provided for convenience only and shall not affect the interpretation, or limit the content, of any provisions herein.

Article 16 Party B has provided detailed explanation of all provisions herein to Party A at the time of execution of This Contract and there is no inconsistence in the understanding of the provisions herein between the parties hereto.

Article 17 Party A agrees that Party B, pursuant to the law and to the requirements of financial regulators in PRC, shall have the right to enter the relevant information provided by Party A in the credit information database established by People’s Bank of China or other legal credit agencies.

Article 18 Party A and Party B will enter into other agreements if Party B also provides other credit services to Party A, and the provisions therein shall govern such other credit services.

Article 19 Other Matters Stipulated between the Party A and Party B

[None]

Article 20 This Contract has 6 counterparts, with one to each party and all of them have the same legal effect.

Article 21 Attachment to the Rider: “List of Companies Approved by Party A to Use the Loan Amount under the Comprehensive credit facility”

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[Signature page]

Party A: /company seal/ Trunkbow Asia Pacific (Shandong) Company Limited

Legal Representative: /personal seal/ HOU Wanchun

November 9, 2011

Party B: /company seal/ China Minsheng Banking Corp., Ltd., Dalian Division

Legal Representative: /personal seal/ XU Yongli

November 9, 2011

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